UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                                February 1, 2006
                Date of Report (Date of earliest event reported)

                             TARPON INDUSTRIES, INC.
             (Exact name of registrant as specified in its Charter)


       Michigan                       001-32428               30-0030900
(State or other jurisdiction   (Commission File Number)     (IRS Employer
 of incorporation)                                         Identification No.)

                                2420 Wills Street
                           Marysville, Michigan 48040
               (Address of principal executive offices) (Zip Code)

                                 (810) 364-7421
               Registrant's telephone number, including area code

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

     o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

     On February 1, 2006, the Registrant issued a news release announcing plans to streamline its operations. A copy of the release is attached as Exhibit 99.1.


Item 9.01 Financial Statements and Exhibits

          Exhibit No. Description
          99.1 News release dated February 1, 2006

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                TARPON INDUSTRIES, INC.

                                Date: February 7, 2006

                                By: /s/ J. Peter Farquhar
                                    -----------------------------------
                                    J. Peter Farquhar
                                    Chief Executive Officer

Exhibit Index

          Exhibit No. Description
          99.1 News release dated February 1, 2006

Exhibit 99.1


                             TARPON INDUSTRIES, INC.

Plan for Profitability -- Tarpon Industries Streamlines Operations

Plan Is Expected to Decrease Expenses by More Than $1.25 Million Annually

MARYSVILLE,  MI -- (MARKET WIRE) -- 02/01/06 -- Tarpon  Industries,  Inc. (AMEX:
TPO), a manufacturer and distributor of structural and mechanical steel tubing and engineered steel storage rack systems, today announced a corporate-wide plan for streamlining operations. These streamlining activities are part of an overall plan to drive Tarpon towards profitability, and include the restructuring of all of its business operations, as well as an approximate eight percent reduction in headcount. The plan, which is expected to cost approximately $250,000 to implement, is anticipated to significantly reduce expenses by more than $1.25 million annually.

"As we continue into 2006, a key driver of our strategy is to tightly manage operational expenses while focusing on revenue and bottom line growth. We are focused on the profitable growth of our businesses both organically and through accretive acquisitions," commented Tarpon Chairman and CEO J. Peter Farquhar. "Moving forward, we anticipate this management approach will enable Tarpon to more quickly reach overall profitability in our consolidated businesses."

About Tarpon Industries, Inc.

Tarpon Industries, Inc., through its wholly owned subsidiaries within the United States and Canada, manufactures and sells structural and mechanical steel tubing and engineered steel storage rack systems. Through an aggressive acquisition-driven business model, the company's mission is to become a larger and more significant manufacturer and distributor of structural and mechanical steel tubing, engineered steel storage rack systems and related products. For more information, please visit Tarpon's website at http://www.tarponind.com.

Forward-Looking Statements

Certain statements made by Tarpon in this presentation and other periodic oral and written statements, including filings with the Securities and Exchange Commission, are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, as well as statements in this news release which address projected revenue, operating performance or the successful completion of due diligence of acquisition candidates and successful acquisition of candidate companies, along with events and developments that we expect to occur in the future, including those that discuss strategies, goals, outlook or other non-historical matters, or which relate to future sales or earnings expectations, cost savings, awarded sales, volume growth, earnings or a general belief in our expectations of future operating results, are forward-looking statements. The forward-looking statements are made on the basis of management's assumptions and estimations. As a result, there can be no guarantee or assurance that these assumptions and expectations will in fact occur. The forward-looking statements are subject to risks and uncertainties that may cause actual results to materially differ from those contained in the statements. Some, but not all of the risks, include our ability to obtain future sales, our ability to successfully integrate acquisitions, changes in worldwide economic and political conditions, including adverse effects from terrorism or related hostilities including increased costs, reduced production or other factors, costs related to legal and administrative matters, our ability to realize cost savings expected, inefficiencies related to production that are greater than anticipated, changes in technology and technological risks, foreign currency fluctuations, increased fuel costs, increased steel costs as it relates to our selling price, work stoppages and strikes at our facilities and those of our customers, the presence of downturns in customer markets where the company's goods and services are sold, financial and business downturns of our customers or vendors, and other factors, uncertainties, challenges, and risks detailed in Tarpon's public filings with the Securities and Exchange Commission. Tarpon does not intend or undertake any obligation to update any forward-looking statements.

Contact:

Barbara Sacha
Tarpon Industries, Inc.
810.364.7421
bsacha@tarponind.com